Exhibit 3.9

CERTIFICATE OF INCORPORATION

OF

SECURITY SERVICES, INC.

ARTICLE I

The name of the Corporation is Security Services, Inc.

ARTICLE II

The name of the Corporation’s registered agent and the address of its registered office in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of capital stock which the Corporation shall have the authority to issue is one thousand (1,000) shares of Common Stock, $.01 par value.

ARTICLE V

In furtherance and not limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to alter, amend or repeal the bylaws of the Corporation or to adopt new bylaws.

ARTICLE VI

The incorporator is Albert R. Fox, Jr., whose mailing address is c/o Hughes & Luce, L.L.P., 1717 Main Street, Suite 2800, Dallas, Texas 75201.

ARTICLE VII

The number of directors constituting the initial Board of Directors is one (1), and the name and address of the person who is to serve as director until the first annual meeting of the stockholders or until his successor is elected and qualified are:

Name	Address

Donald D. Drobny	12404 Park Central Drive
Dallas, Texas 75251

ARTICLE VIII

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE IX

A. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indernnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in paragraph (B) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

B. Right of Indemnitee to Bring Suit. If a claim under paragraph (A) of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemenitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indernnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit In any suit brought by the indemnitee to enforce a right to indernnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article or otherwise to be indemnified, or to such advancement of expenses, shall be on the Corporation.

C. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

E. Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX or as otherwise permitted under the Delaware General Corporation Law with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE X

No stockholder of the Corporation shall by reason of his holding shares of any class of its capital stock have any preemptive or preferential right to purchase or subscribe for any shares of any class of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class or any other security, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such stockholder; and the Board of Directors may issue shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing holders of any class of stock of the Corporation.

ARTICLE XI

Cumulative voting for the election of Directors shall not be permitted.

IN WITNESS WHEREOF, the undersigned incorporator of the Corporation hereby certifies that the facts herein stated are true, and accordingly has signed this instrument this 15th day of July, 1999.

/s/ Albert R. Fox, Jr.
Albert R. Fox, Jr. Incorporator

State of Delaware - Division of Corporations

FAX

DOCUMENT FILING SHEET

Priority 1 (Two Hr. Service)	Priority 2 (Same Day)	Priority 3 (24 Hour)	Priority 4 (Must Approvals)	Priority 5 (Reg. Approvals)	Priority 6 (Reg. Work)
☐	☐	☐	☐	■	☐

DATE SUBMITTED 10/2/00

REQUESTOR NAME CSC/PH

ADDRESS 2711 Centerville Rd., Wilmington, DE 19808

ATTN. Danielle Barone

PHONE 636-5401 EXT. 3288

FILE DATE 10/2/00

FILE TIME 9:00am

NAME of COMPANY / ENTITY Security Services, Inc

SRV NUMBER 001501263

FILE NUMBER 3070517

FILER'S NUMBER 9000014

RESERVATION NO. ____

TYPE of DOCUMENT COA

DOCUMENT CODE 133

CORPORATIONS

METHOD of RETURN

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COMMENTS / FILING INSTRUCTIONS

CREDIT CARD CHARGES

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INSTRUCTIONS

1. Fully shade in the required Priority square using a dark pencil or marker, staying within the square.
2. Each request must be submitted as a separate item, with its own Filing sheet as the FIRST PAGE.

SODDFS3 03-06-95

State of Delaware—Division of Corporations FAX DOCUMENT FILING SHEET Priority 1 Priority 2 Priority 3 Priority 4 Priority 5 Priority 6 (Two Hr. Service) (24 Hour) (Must Approvals) (Reg. Approvals) (Reg. Work) date submitted requestor name CSC/PH address 2711 Centerville Rd., “Wilmington, DE 19808 FILE time 9:00 am ATTN. Danielle Barone phone 636-5401 ext. 3288 name of company / entity 307057 srv number type of document FILE number filer’s number reservation no. change of name change of agent / office X change of stock CORPORATIONS Eranchise tax year Filing Fee Tax RECEIVING & INDEXING $ CERTIFIED COPIES NO. SPECIAL SERVICES $ KENT COUNTY RECORDER $ NEW CASTLE COUNTY RECORDER $ - SUSSEX COUNTY RECORDER $ - TOTAL:$ METHOD of RETURN MESSENGER /PICKUP FED. EXPRESS REGULAR MAIL FAX No. OTHER

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is

SECURITY SERVICES, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on

/s/ Pete Cunningham
Pete Cunningham, Vice President

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

SECURITY SERVICES, INC.

It is hereby certified that:

1.	The name of the corporation (hereinafter called the “Corporation”) is Security Services, Inc.

2.	The certificate of incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article I:

“The name of the Corporation is PSC Security, Inc.”

3.

The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on this 10 day of October, 2001.

By:	/s/ Paul Campbell
Paul Campbell, President

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of PSC Security, Inc., a Delaware Corporation, on this 30th day of September, A.D. 2005, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 7th day of Oct, A.D., 2005.

By:	/s/ Sara Jones
Authorized Officer
Name:	Sara Jones
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Title:	Secretary

CERTIFICATE OF MERGER

MERGING

DCC EXECUTIVE SECURITY INC.

INTO

PSC SECURITY, INC.

Pursuant to Section 251 of the Delaware General Corporation Law, the undersigned corporation does hereby certify:

FIRST: That the name and state of incorporation of each of the constituent corporations to the merger are as follows:

Name	State of Incorporation
DCC Executive Security Inc.	Delaware

PSC Security, Inc.	Delaware

SECOND: That a Merger Agreement between the above two constituent corporations has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware General Corporation Law.

THIRD: That the name of the Surviving Corporation will be “PSC Security, Inc.”

FOURTH: That the existing Certificate of Incorporation of PSC Security, Inc. shall be the certificate of incorporation of the Surviving Corporation.

FIFTH: That the executed Merger Agreement is on file at the office of the Surviving Corporation at One Dell Way, Round Rock Texas 78682.

SIXTH: The Merger shall become effective at 11:59 pm Central Daylight Time, on July 30, 2010.

SEVENTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, Janet B. Wright, Vice President and Secretary of PSC Security, Inc., has caused this Certificate of Merger to be executed by its duly authorized officer this 20th day of July 2010.

By:	/s/ Janet B. Wright
Name: Janet B. Wright
Title: Vice President and Secretary

PSC SECURITY, INC.

CERTIFICATE OF AMENDMENT

To

CERTIFICATE OF INCORPORATION

PSC Security, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The Board of Directors of the Corporation (the “Board”), acting by unanimous written consent dated July 20, 2010 in accordance with the applicable provisions of the DGCL and the Corporation’s Bylaws, did duly adopt resolutions (a) approving the amendment to the Corporation’s Certificate of Incorporation described herein, (b) directing that such amendment be submitted to the stockholder of the Corporation for consideration and approval by written consent and (c) directing that, upon approval and adoption of such amendment by the stockholder of the Corporation, this Certificate of Amendment be executed and filed with the Secretary of State of the State of Delaware.

SECOND: The stockholder of the Corporation, acting by unanimous written consent dated July 20, 2010 in accordance with the applicable provisions of the DGCL and the Corporation’s Bylaws, did duly consent to, approve and adopt such amendment to the Corporation’s Certificate of Incorporation.

THIRD: Article I of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

“The name of the Corporation is DCC Executive Security Inc.”

FOURTH: This Certificate of Amendment shall be effective upon the filing of this Certificate with the Delaware Secretary of State as of 12:01 am Central Daylight Time on July 31, 2010.

Such amendment having been duly adopted in accordance with the provisions of Section 242 of the DGCL and the applicable provisions of the Corporation’s Certificate of Incorporation and Bylaws, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on July 20, 2010.

/s/ Janet B. Wright
Janet B. Wright
Vice President and Assistant Secretary

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is DCC EXECUTIVE SECURITY INC.

2. The Registered Office of the corporation in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, DE, County of New Castle Zip Code 19808. The name of the Registered Agent at such address upon whom process against this Corporation may be served is Corporation Service Company.

3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ Jill Cilmi
Authorized Officer

Name:	Jill Cilmi, Vice President
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